Exhibit 10.53
MEMORANDUM OF UNDERSTANDING
(Gross-up Methodology for BD1 and BD2 Portfolios)

THIS MEMORANDUM OF UNDERSTANDING (this “Memorandum”) dated this 7th day of October, 2008 is made by and between BANK OF AMERICA, N.A., a national banking association (“BofA”) and FIRST STATES GROUP, L.P., a Delaware limited partnership (“FSG”) for and on behalf of each affiliate of FSG that, as of the date hereof, leases premises to BofA under a master lease or a continuing term master lease (each a “Master Lease” and collectively the “Master Leases”) in any property which was identified as a “Property” under that certain (i) Master Lease Agreement dated June 30, 2003 between First States Investors 5000A, LLC, a Delaware limited liability company, as landlord, and BofA, as tenant (collectively, “BD1 Properties”), and (ii) Master Lease Agreement dated October 1, 2004 between First States Investors 5200, LLC, a Delaware limited liability company, as landlord, and BofA, as tenant (collectively, “BD2 Properties”, and hereinafter the BD1 Properties and the BD2 Properties shall each be referred to as a “Property” and collectively as the “Properties”), which includes those affiliates identified on Exhibit A attached hereto (collectively, “FSG Affiliates”).
BACKGROUND
A.BofA, FSG and certain of the FSG Affiliates are parties to a certain Settlement Agreement, Mutual Release and Agreement to Modify Leases dated as of January 23, 2007, but with an effective date of January 1, 2007 (“Settlement Agreement”).
B.Pursuant to Section 4.2 of the Settlement Agreement, the parties agreed to work together in good faith to establish a mutually acceptable revised “gross-up” methodology to be used to calculate Operating Expenses under the BD1 Leases and BD2 Leases (as such terms are defined in the Settlement Agreement).
C.Since execution of the Settlement Agreement, certain of the Properties were transferred to various FSG Affiliates (collectively, “Transferred Properties”) and, in connection therewith, the BD1 Leases and the BD2 Leases were terminated with respect to such Transferred Properties, and BofA and such FSG Affiliates entered into the Master Leases with respect to such Transferred Properties.
D.BofA and FSG (for and on behalf of the FSG Affiliates), have established a mutually acceptable revised “gross-up” methodology for the Master Leases (including the BD1 Leases and the BD2 Leases ), all as described more particularly below.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, covenant and agree as follows:
1.Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings provided in each of the applicable Master Leases.

2.Gross-Up Methodology. (a) Attached hereto as Exhibit B is a schedule that identifies the percentage of certain Operating Expenses that BofA and FSG agree are fixed and therefore not subject to being “grossed-up” under Section 2.2(e) of the Master Leases, and the percentage of such operating expenses that BofA and FSG agree are variable and are therefore subject to being “grossed-up” under Section 2.2(e) of the Master Leases (“Gross-Up Schedule”), all in accordance with the terms of this Paragraph 2. BofA and FSG (for and on behalf of the FSG Affiliates) each agree that the Gross-Up Schedule shall be utilized when calculating adjustments to Operating Expenses under Section 2.2(e) of each of the Master Leases for calendar years 2007, 2008, 2009, and 2010. BofA and FSG further agree that such Gross-Up Schedule shall continue to be utilized during each calendar year after calendar year 2010 to calculate adjustments to Operating Expenses under Section 2.2(e) of each of the Master Leases until such time, if ever, that a Gross-Up Modification occurs in accordance with subsection(b)below.
(b)BofA or FSG may modify and/or discontinue the use of the Gross-Up Schedule under one or more of the Master Leases with respect to one or more of the Properties at any time or times during the Term after calendar year 2010, if BofA or FSG determines, in its sole discretion, that the Gross-Up Schedule does not accurately reflect the adjustments to Operating Expenses as contemplated in Section 2.2(e) of such Master Lease or Master Leases (“Gross-Up Modification”), by delivering to the other written notice in accordance with the terms of the applicable Master Lease or Master Leases (“Gross-Up Modification Notice”) on or before June 1 of the calendar year immediately prior to the calendar year in which the Gross-Up Modification shall occur. Any such Gross-Up Modification shall commence January 1st of the calendar year immediately following the calendar year in which a Gross-Up Modification Notice is delivered (e.g., if a Gross-Up Modification Notice is delivered on or before June 1, 2010, the Gross-Up Modification shall commence on January 1, 2011; and if a Gross-up Modification Notice is delivered on or before June 1, 2011 the Gross-Up Modification shall commence on January 1, 2012, etc.); provided, however, that any such Gross-Up Modification shall be subject to the dispute resolution procedures set forth in Article 12 of the applicable Master Lease in the event of a disagreement between BofA and First States as to the new “gross-up” methodology utilized in connection with the Gross-Up Modification.
(c)BofA and FSG each hereby agree that this Memorandum, and the “grossup” methodology established hereunder, shall be applicable only with respect to Properties that are owned by FSG or any of the FSG Affiliates, and that such “gross-up” methodology shall not apply to any of the Properties that are, from time to time, sold by FSG or any of the FSG Affiliates to a third party purchaser (“Third Party Purchaser") and/or with respect to any Separate Lease entered into by such Third Party Purchaser, as landlord, and BofA, as tenant.
3.Settlement Agreement. BofA and FSG (for and on behalf of the FSG Affiliates) hereby acknowledge and agree that this Memorandum evidences the revised “gross-up” methodology established in accordance with Section 4.2 of the Settlement Agreement, and that no further written agreements or amendments relating to the “gross-up” methodology are required under the Settlement Agreement.

Page2 of 6

4.Counterparts. This Memorandum may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Understanding to be executed by their respective duly authorized officers as of the day and year first above written.

FIRST STATES GROUP, L.P., a Delaware
limited partnership

By:	First States Group, LLC, a Delaware
limited liability company, its general partner

By: /S/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer & Vice President

BANK OF AMERICA, N.A., a
national banking association

By:	/S/ Bernard OConnell
Name: Bernard OConnell
Title: Senior Vice President

Page3 of 6

EXHIBIT A
FSG Affiliates
First States Investors 5000A, LLC
First States Investors 5000B, LLC
First States Investors 5200, LLC
First States Investors 5300, LLC
American Financial TRS, Inc.
First States Investors TRS, L.P.
First States Investors GS Pool A, L.P.
First States Investors DB I SP, L.P.
First States Investors HFS L.P.

Page4 of 6

EXHIBIT B
(Page 1 of 2)

Gross-Up Schedule

Object Account	Description	Fixed %	Variable %
50105	Security-Contract	100%	0%
50110	Security-Other	100%	0%
50205	Eng Sal & Benefits-Ext	70%	30%
50210	Prop Mgmt-Salaries&Benefits-External	100%	0%
50220	Property Mgmt Admin Fee-External	N/A	N/A
50230	Prop Mgmt-Direct Charges-External	100%	0%
50255	Eng Sal & Benefits-Internal	70%	30%
50260	Prop Mgmt-Salaries&Benefits-Internal	100%	0%
50270	Property Mgmt Admin Fee-Internal	100%	0%
50280	Prop Mgmt-Direct Charges-Internal	100%	0%
50305	Alterations & Repairs	80%	20%
50310	Electrical Repairs	50%	50%
50315	Structural	100%	0%
50320	Roof Repairs	100%	0%
50325	Plumbing Repairs	65%	35%
50330	Concrete Masonary Repairs	100%	0%
50335	Pest Control Exp	100%	0%
50340	Water Service Contract	100%	0%
50345	Equip Management Contracts	100%	0%
50350	HVAC repairs	50%	50%
50355	General Blg Maintenance	60%	60%
50360	Maintenance Supplies	50%	50%
50365	Fire Prevention	100%	0%
50370	UPS Contracts	100%	0%
50375	Generator Contracts	100%	0%
50380	Lighting Maint & Light Bulbs	15%	85%
50390	Storm Damage	100%	0%
50405	Parking Lot/Garage Maintenance	80%	20%
50410	Parking Lot/Garage Cleaning	80%	20%
50415	Parking Lot/Garage Fees	100%	0%
50505	Rent Exp	100%	0%
50515	Rent Exp-Opex	100%	0%
50520	Rent Exp-Sales Tax	100%	0%
50605	Elevator Expense	100%	0%
50610	Elevator Service Contracts	100%	0%
50615	Elevator-repairs	100%	0%
50620	Elevator-License & Inspection Fees	100%	0%
50810	Janitorial-Cntrct Srv-Dly Clng	15%	85%
50815	Janitorial-Cntrct Srv-Wndw Clng	100%	0%
50820	Janitorial-Cntrct Srv-Spcl Cln	15%	85%
50825	Janitorial-Supplies/Matrls/Msc	15%	85%
50830	Janitorial-Trash Removal\Routn	15%	85%

Page5 of 6

EXHIBIT B
(Page 2 of 2)

Gross-Up Schedule

Object Account	Description	Fixed %	Variable %
50905	Contract Servics-Extr Lndscpng	100%	0%
50910	Contract Servics-Intr Lndscpng	100%	0%
50915	Snow Removal	80%	20%
51005	Management Fees	N/A	N/A
51105	Real Estate Fees	N/A	N/A
51110	Real Estate Taxes-Abatement	N/A	N/A
51115	Improvement District Taxes	N/A	N/A
51210	Electric	40%	60%
51220	Water & Sewer	50%	50%
51230	Gas	80%	20%
51240	Fuel Oil	80%	20%
51260	Chilled Water	60%	40%
51270	Utility Management Costs	100%	0%
51280	Utilities-Other	100%	0%
51305	Insurace Exp	95%	5%
51405	Other Taxes	100%	0%
51410	Tenant Relations	100%	0%
51415	Card Access Costs	100%	0%
51425	Miscellaneous Occupancy	100%	0%

Page6 of 6